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                                                                 EXHIBIT g(1)(d)


                                        May 29, 1998


Mr. Scott Corrick
State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110


Dear Scott:

         We are writing to inform you about the proposed reorganization of G.T. Global Growth Series (the "Company") into a newly organized Delaware business trust, AIM Growth Series (the "Trust"). In connection with this transaction, which is scheduled to close on May 29, 1998, it is anticipated that each series of the Company listed on Schedule A to this letter (each an "Old Fund") will transfer all of its assets to the corresponding series listed on Schedule A (each a "New Fund") in exchange solely for shares of beneficial interest in such New Fund and such New Fund's assumption of such Old Fund's liabilities.

         Consistent with the "Effective Period, Termination and Amendment" provision in Section 14 of the Custodian Contract of September 15, 1998, as amended from time to time (the "Contract"), between the Company and State Street Bank and Trust Company, the Company hereby requests that, as of the close of business on May 29, 1998, you act under the terms of the Contract, including the fee schedule relating thereto, as Custodian for each New
Fund, which shall be deemed to have succeeded to the corresponding Old Fund's obligations, rights, and duties under the Contract.

         The Company hereby further requests that you agree that the obligations of the Trust under the Contract shall not be binding upon any of the Trust's trustees, shareholders, nominees, officers, agents, or employees of the Trust personally, but shall be binding only upon the assets and property of the New Fund or New Funds to which such obligations relate.

         Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Company and retaining one for your records.


                                        Sincerely,

                                        G.T. Global Growth Series


                                        By: HELGE K. LEE
                                           ------------------------------------
                                            Helge K. Lee
                                            Vice President and Secretary


Acknowledged and Accepted:

State Street Bank and Trust Company


By: RONALD E. LOGUE
    -------------------------------
    Name: Ronald E. Logue
    Title: Executive Vice President
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                                   SCHEDULE A


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G.T. GLOBAL GROWTH SERIES                       AIM GROWTH SERIES
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GT Global America Mid Cap Growth Fund           AIM Mid Cap Growth Fund
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GT Global America Small Cap Growth Fund         AIM Small Cap Equity Fund
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GT Global America Value Fund                    AIM America Value Fund
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GT Global Europe Growth Fund                    AIM Europe Growth Fund
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GT Global International Growth Fund             AIM International Growth Fund
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GT Global Japan Growth Fund                     AIM Japan Growth Fund
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GT Global New Pacific Growth Fund               AIM New Pacific Growth Fund
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GT Global Worldwide Growth Fund                 AIM Worldwide Growth Fund